As filed with the Securities and Exchange Commission on December 16, 2010
Registration No. 333-22271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-22271

_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Texas	76-0493269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Casa Olé Restaurants, Inc. 1996 Long Term Incentive Plan
Casa Olé Restaurants, Inc. 1996 Manager’s Stock Option Plan
Casa Olé Restaurants, Inc. Stock Option Plan for Non-Employee Directors
(Full titles of the plans)

_____________________________

Curt Glowacki
President and Chief Executive Officer
Mexican Restaurants, Inc.
12000 Aerospace Avenue
Suite 400
Houston, Texas  77034
(832) 300-5858
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Mexican Restaurants, Inc. (the “Company”):

•
Registration No. 333-22271, pertaining to the registration of 620,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 1997.

This Post-Effective Amendment to Form S-8 Registration Statement is being filed in order to deregister all securities remaining unsold under the Registration Statement set forth above. As of December 14, 2010, the Company had fewer than 300 shareholders of record. As a result, after filing this Post-Effective Amendment, the Company plans to file a Form 15 to deregister its common stock under Sections 12(g) and Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). On November 12, 2010, the Company filed a Form 25 to deregister its common stock under Section 12(b) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 16, 2010.

MEXICAN RESTAURANTS, INC.

By:	/s/ Curt Glowacki
Curt Glowacki
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Curt Glowacki	President, Chief Executive	December 16, 2010
Curt Glowacki	Officer and Director
(Principal Executive Officer)

/s/ Andrew J. Dennard	Executive Vice President, Chief	December 16, 2010
Andrew J. Dennard	Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)

/s/ Michael D. Domec	Director	December 16, 2010
Michael D. Domec

/s/ Larry N. Forehand	Director	December 16, 2010
Larry N. Forehand

/s/ Lloyd Fritzmeier	Director	December 16, 2010
Lloyd Fritzmeier

/s/ Michael G. Huss	Director	December 16, 2010
Michael G. Huss

/s/ J. J. Fitzsimmons	Director	December 16, 2010
J. J. Fitzsimmons

/s/ Thomas E. Martin	Director	December 16, 2010
Thomas E. Martin

/s/ Darrin Straughan	Director	December 16, 2010
Darrin Straughan